Exhibit 4.12

FORM OF RIGHTS CERTIFICATE

No. of Rights

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS DATED                                    , 2014 (AS MAY BE SUPPLEMENTED OR AMENDED FROM TIME TO TIME, THE “PROSPECTUS”) OF CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, THE SUBSCRIPTION AND INFORMATION AGENT.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

A Bermuda company limited by shares

NON-TRANSFERABLE RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Units of Central European Media Enterprises Ltd.

each Unit consisting of

a 15.0% Senior Secured Note due 2017 in the original principal amount of $100.00 and

21.167376 Unit Warrants to purchase one share of Class A Common Stock

Subscription Price: $ 100.00 per Unit

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON                                    , 2014, UNLESS EARLIER TERMINATED OR EXTENDED BY CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable rights (“Rights”) set forth above. Each Right entitles the holder thereof to purchase, at the holder’s election and subject to the satisfaction of the minimum subscription amount (as herein defined), one Unit of Central European Media Enterprises Ltd., a Bermuda company limited by shares, at a subscription price of $100.00 per Unit (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Each Unit consists of (1) a 15.0% Senior Secured Note due 2017 in the original principal amount of $100.00 and (2) 21.167376 unit warrants to purchase one share of Class A Common Stock, par value $0.08 per share, at an exercise price of $1.00 per share. The Units may be purchased only in denominations of $100.00 (the “minimum subscription amount”).

The Rights represented by this Rights Certificate may be exercised in whole or in part, subject to satisfaction of the minimum subscription amount, by completing Section 1 and any other appropriate sections on the reverse side hereof and by returning the full payment of the Subscription Price for each Unit for which Rights are exercised in accordance with the instructions contained herein.

The Rights evidenced by this Rights Certificate may not be transferred or sold. The Rights will not be listed for trading on any stock exchange or the OTC bulletin board.

Holders may not revoke, cancel or change their decision to exercise Rights once a Rights Certificate and payment has been properly submitted in accordance with the instructions contained herein.

Dated:

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Michael Del Nin	Christoph Mainusch
Co-Chief Executive Officer	Co-Chief Executive Officer

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By Hand or Overnight Courier:	By Mail:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Department	Attn: Reorganization Department
1981 Marcus Ave, Suite 100	P.O. Box 1317
Lake Success, NY 11042	Brentwood, NY 11717

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1-EXERCISE OF RIGHTS

To exercise Rights for Units, please complete line (a) and sign under Section 3 below.  If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified, but, in each case, which satisfies the minimum subscription amount, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.  If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty.  If you send a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription and Information Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period.

(a)		x	$ 100.00	=	$

	(No. of Units)		(Subscription Price)			(Payment)

METHOD OF PAYMENT (CHECK ONE)

☐ certified check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd”);

☐ U.S. bank draft payable to payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)”;

☐ U.S. postal money order payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)”; or

☐ wire transfer to:      Account Name: Broadridge Corporate Issuer Solutions

Account # 4124218686

ABA:  121000248

SWIFT code WFBIUS6S

Wells Fargo Bank

420 Montgomery Street

San Francisco, CA 94104

FFC: Broadridge FBO CME

FFC: a/c 4945693059

For the benefit of “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.).”

SECTION 2- SPECIAL DELIVERY INSTRUCTIONS

If you wish for Units to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate information below, sign under Section 3 and have your signature guaranteed under Section 4.

Address:

SECTION 3-SIGNATURE

TO EXERCISE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably exercise my Rights to purchase such number of Units indicated above on the terms and conditions specified in the Prospectus.

This section must be signed by the registered holder(s) exactly as their name(s) appear(s) on the Rights Certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s):

Signature(s):

Date:	Daytime Telephone Number:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

If a signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting a fiduciary or representative capacity, please provide the following information:

Name:	Capacity:

Address:	Phone number:

Soc. Sec. no. or Tax ID no.

SECTION 4-SIGNATURE GUARANTEE

This section must be completed if you have completed any portion of Section 2 or are using the Guaranteed Delivery Procedures as set forth in the Prospectus.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.  An “Eligible Institution” means a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the New York Stock Exchange Medallion Signature Program (MSP), a member of the Stock Exchanges Medallion Program (SEMP) or an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Exchange Act.

FOR INSTRUCTIONS ON THE USE OF CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, THE INFORMATION AGENT, AT (855)-793-5068 (toll-free).

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [•], 2014, UNLESS EARLIER TERMINATED OR EXTENDED BY CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., AND THIS RIGHTS CERTIFICATE IS VOID THEREAFTER.

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS CERTIFICATES ISSUED BY CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(PLEASE COMPLETE THE “DETAILS OF MY RIGHTS AND THE UNITS I ELECT TO PURCHASE”

ON THE REVERSE SIDE OF THIS NOTICE)

If you wish to exercise your Rights, but you do not have sufficient time to deliver the Rights Certificate evidencing your Rights to Broadridge Corporate Issuer Solutions, Inc., the Subscription and Information Agent, prior to 5:00 p.m., New York City time, on                                    , 2014, the expiration of the Subscription Period, you may exercise your Rights by following the guaranteed delivery procedures:

•                  deliver for receipt by the Subscription and Information Agent on or prior to the expiration of the Subscription Period your payment of the Subscription Price in full, subject to the minimum subscription amount (without any deductions for wire transfer fees, bank charges or similar fees) for each Unit as to which you are exercising your Rights in the manner set forth above;

•                  deliver for receipt by the Subscription and Information Agent on or prior to the expiration of the Subscription Period the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions For Use of Central European Media Enterprises Ltd. Rights Certificates” distributed with your Rights Certificate; and

•                  deliver the properly completed Rights Certificate evidencing your Rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the Subscription and Information Agent no later than 6:00 p.m. New York City time on the third business day after the expiration of the Subscription Period.

You should deliver this notice of guaranteed delivery and your payment of the Subscription Price (unless you decide to wire your payment) to Broadridge Corporate Issuer Solutions, Inc., the Subscription and Information Agent for the Rights Offering, in the following manner:

By Hand or Overnight Courier:	By Mail:

Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Department	Attn: Reorganization Department
1981 Marcus Ave, Suite 100	P.O. Box 1317
Lake Success, NY 11042	Brentwood, NY 11717

To wire your payment of the Subscription Price, refer to the wiring instructions on the Rights Certificate.

YOUR DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE WILL NOT CONSTITUTE A VALID DELIVERY. THIS NOTICE MUST BE DELIVERED TO THE SUBSCRIPTION AND INFORMATION AGENT ON OR PRIOR TO THE EXPIRATION OF THE RIGHTS OFFERING.

DELIVERY OF THIS NOTICE WITHOUT PAYMENT OF THE SUBSCRIPTION PRICE WILL NOT CONSTITUTE A VALID EXERCISE OF YOUR RIGHTS.

The Subscription and Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. To request any copies of the form of Notice of Guaranteed Delivery, or if you have any questions regarding the Rights Offering, completing a Rights Certificate or submitting payment in the Rights Offering, please call Broadridge Corporate Issuer Solutions, Inc. at (855) 793-5068 (toll-free).

DETAILS OF MY RIGHTS AND THE UNITS I ELECT TO PURCHASE

(PLEASE FILL IN ALL APPLICABLE INFORMATION)

I (we) represent and warrant that I am (we are) the holder(s) of a Rights Certificate representing Rights and that my (our) Rights Certificate cannot be delivered to the Subscription and Information Agent prior to the expiration of the Subscription Period. I (we) elect to purchase the following Units:

A.	Number of Rights Represented by Rights Certificate:

B.	Number of Units Being Purchased:

C.	Total Subscription Price Payment Required:

	x	$ 100.00	=	$

(No. of Units)		(Subscription Price)			(Payment)

I (we) understand that payment of the Subscription Price in full, subject to the minimum subscription amount (without any deductions for wire transfer fees, bank charges or similar fees) for each Unit I (we) have elected to purchase must be received by the Subscription and Information Agent on or prior to the expiration of the Subscription Period. I (we) represent and warrant to the Subscription and Information Agent and to Central European Media Enterprises Ltd. that the total Subscription Price payment above on line “B,” either (check appropriate box):

☐            is being delivered to the Subscription and Information Agent together with this notice; or

☐            has been delivered separately to the Subscription and Information Agent and is or was delivered in the manner set forth below (check appropriate box):

☐            certified check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)”; or

☐            U.S. bank draft payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)”; or

☐            U.S. postal money order payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.)”; or

☐            wire transfer to:

Account Name: Broadridge Corporate Issuer Solutions

Account # 4124218686

ABA:  121000248

SWIFT code WFBIUS6S

Wells Fargo Bank

420 Montgomery Street

San Francisco, CA 94104

FFC: Broadridge FBO CME

FFC: a/c 4945693059

For the benefit of “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription and Information Agent for Central European Media Enterprises Ltd.).”

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of me (us), and every obligation of mine (ours) under this notice of guaranteed delivery shall be binding upon my (our) heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives and my (our) successors and assigns.

I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this notice:

•                  acknowledge that I (we) received and read the prospectus relating to my (our) Rights and that the terms and conditions of the Rights as set forth in the prospectus have been incorporated by reference into this notice;

•                  elect to purchase the number of Units indicated above upon the terms and conditions specified in the prospectus;

•                  agree that if I (we) fail to pay for the Units I (we) have elected to purchase, subject to the minimum subscription amount and without any deductions for wire transfer fees, bank charges or similar fees, you may exercise any remedies available to you under law; and

•                  understand that my (our) exercise of Rights is irrevocable.

I (we) hereby guarantee that within three (3) business days from the date I (we) submit this Notice of Guaranteed Delivery, I (we) will deliver to the Subscription and Information Agent the certificate representing the Rights being exercised pursuant to this Notice of Guaranteed Delivery, with any required signature guarantees and any other required documents.

Name of each purchaser:

Telephone Number(s):

Address of each purchaser:

(Please fill in exactly as name(s) and addresses appear(s) on Rights Certificate)

Signature of each purchaser:

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address of each purchaser:

Telephone Number(s):

IMPORTANT: AN ELIGIBLE INSTITUTION MUST PROVIDE THE GUARANTEE SET FORTH BELOW

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) guarantees that the purchaser will deliver to the Subscription and Information Agent the Rights Certificate representing the Rights being exercised pursuant to the Notice of Guaranteed Delivery and any other required documents, all within three (3) business days from the date this Notice of Guaranteed Delivery is submitted.

Address

Telephone Number

Dated:

Name of Firm

Authorized Signature

The institution which completes this form must deliver or cause the purchaser to deliver the Rights Certificate to the Subscription and Information Agent within the time period shown above.  Failure to do so could result in a financial loss to such institution.